UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/06/2007

Unitrin, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-18298

DE	95-4255452
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One East Wacker Drive, Chicago, IL 60601
(Address of principal executive offices, including zip code)

312-661-4600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

The registrant, Unitrin, Inc. ("Unitrin"), announced today that it has signed a definitive agreement with AmTrust Financial Services, Inc. in connection with its previously-announced plans to sell its Unitrin Business Insurance segment in a cash transaction. Terms were not disclosed.

The transaction is subject to approvals by insurance regulators and other customary closing conditions. More information about the transaction and the parties involved is included in the press release issued by Unitrin on December 10, 2007, attached hereto as Exhibit 99.01 and incorporated by reference herein.

This report and the attached exhibit may contain information that includes forward-looking statements within the meaning of the federal securities laws. Forward-looking statements do not relate strictly to historical or current facts, but instead give expectations or forecasts of future events or the outcome of contingencies. Forward-looking statements are not guarantees of future performance and may turn out to be wrong, as they can be affected by inaccurate assumptions or by known or unknown risks and uncertainties that are difficult to predict; accordingly, the reader is cautioned not to place undue reliance on such statements, which speak only as of the date of this report. Unitrin assumes no obligation to publicly correct or update any forward-looking statements as a result of subsequent events or developments. The reader is advised to consult filings made by Unitrin with the Securities and Exchange Commission and Unitrin's website for further information on these subjects.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.01 Press Release Dated December 10, 2007

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unitrin, Inc.

Date: December 10, 2007	By:	/s/ Scott Renwick
Scott Renwick
Senior Vice President

Exhibit Index

Exhibit No.	Description
EX-99.01	Press Release Dated December 10, 2007